CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 12 , 2006

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 3 – Securities and Trading Markets

Item 3.02: Unregistered Sales of Equity Securities

On July 11, 2006 , we closed our third and final round of financing in the aggregate amount of $ 1,290,000 with institutional and accredited investors pursuant to that Series A Convertible Preferred Stock Purchase Agreement dated as of May 30, 2006, which was filed as an exhibit to our Current Report on Form 8-K filed on May 30, 2006.  As disclosed in our Current Report on Form 8-K filed on June 30, 2006, the investors were committed to purchase an additional $850,000 of our Series A Preferred Stock on July 10, 2006, and we agreed to accept an additional $ 502,000 ..  On July 11 , 2006, we entered into Joinder Agreements to the Series A Convertible Preferred Stock Purchase Agreement and the Registration Rights Agreement, each dated as of May 30, 2006, with each of the 4 new investors which added such investors as additional parties to the May 30, 2006 financing documents.  The form of Joinder Agreement to the Series A Convertible Preferred Stock Purchase Agreement and Registration Rights Agreement was attached as Exhibits 10.1 and 10.2, respectively to our June 30, 2006 Form 8-K.   Net cash proceeds from this final closing are approximately $ 1,233,000 ..  We issued 1,720,000 shares of our Series A Preferred Stock,  par value $0.001 per share at a purchase price of $0.75 per share and each investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, and (iv) Series D Warrant, each to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased (subject to the rounding of factional shares); we issued a total of 3,440,008 Warrants.  Each of the Warrants has a term of five (5) years and is identical to the Series A-D Warrants we issued to investors pursuant to the financings we closed on April 12, 2006, May 30, 2006, and June 30, 2006 as disclosed in our Current Report on Form 8-K filed on April 14, 2006 , May 30, 2006, and June 30, 2006, respectively.  Each share of the Preferred Stock is convertible into one fully paid and nonassessable share of our common stock.  We are obligated to file a registration statement providing for the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued pursuant to this closing, , the April 12, 2006 financing , the May 30, 2006 financing and the June 30, 2006 financing.  Pursuant to the April 12, 2006 financing, we were obligated to file the registration statement by June 5, 2006; however, the parties agreed to extend the filing date to July 14, 2006.

In connection with this closing and the June 30th closing, we paid a total placement consultant fee of $217,000.  The placement consultant received $160,000 of his fee in securities (as described below) and $57,000 in cash.  As a result, we issued the placement consultant 213,333 shares of our Series A Preferred Stock, and one of each of the A-D Warrants, each to purchase 106,667 shares of our Common Stock.  The A-D Warrants issued to the placement consultant are identical to the A-D Warrants we issued to the investors as described above.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the

Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 12 , 2006	Edgewater Foods International, Inc.

By: /s/ Michael Boswell Acting Chief Accounting Officer